EXHIBIT 5.1

                                 HEDGER & HEDGER
                                ATTORNEYS AT LAW
                        1800 LINGLESTOWN ROAD, SUITE 206
                       HARRISBURG, PENNSYLVANIA 17110-3364
                            TELEPHONE (717) 238-1800
                            FACSIMILE (717) 238-1828

July 17, 1998

Derma Sciences, Inc.
214 Carnegie Center
Suite 100
Princeton, NJ  08540

Re: Derma Sciences, Inc. - Registration Statement on Form S-4

Gentlemen:

We are issuing this opinion in connection with the Registration Statement on Form S-4 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), up to 1,683,000 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable pursuant to the Agreement and Plan of Merger dated as of July 7, 1998 (the "Merger Agreement") by and among the Company, Derma Merging Corporation ("Derma Merging") and Genetic Laboratories Wound Care, Inc. (Genetic Labs).

In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Articles of Incorporation and the Bylaws of the Company, as amended, each as currently in effect, and (iv) resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Derma Merging Corporation with Genetic Labs pursuant to the Merger Agreement, and the issuance of the Shares and delivery of proper stock certificates therefor in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Joint Proxy Statement-Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of


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Derma Sciences, Inc.
July 17, 1998
Page 2


persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of the 1933 Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,

HEDGER & HEDGER



/s/ Raymond C. Hedger, Jr.